Exhibit 99.1

RECORD OPERATING RESULTS FOR FOURTH QUARTER

AND 2013 ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, February 13, 2014...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the fourth quarter ended December 31, 2013. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2013 (as compared to the same quarterly period in 2012):

•     Revenue increased 62.4% to $215.7 million as compared to $132.8 million

•     Net income available to common stockholders per share was $0.26

•     Normalized FFO available to common stockholders increased 68.4% to $124.6 million

•     Normalized FFO per share increased 8.9% to $0.61

•     AFFO available to common stockholders increased 72.4% to $125.7 million

•     AFFO per share increased 12.7% to $0.62

•     Same store rents increased 1.8% to $110.0 million

•     Portfolio occupancy increased to 98.2% from 97.2%

•     Generated net proceeds of approximately $378 million in 9.775 million common share offering

•     Invested $145.3 million in 66 new properties and properties under development or expansion

•     Increased the monthly dividend in December for the 74th time and for the 65th consecutive quarter

•     Dividends paid per common share increased 20.3%

•     Increased credit facility borrowing capacity to $1.5 billion from $1.0 billion

For the year ended December 31, 2013 (as compared to 2012):

•     Revenue increased 61.2% to $778.4 million as compared to $482.8 million

•     Net income available to common stockholders per share was $1.06

•     Normalized FFO available to common stockholders increased 71.9% to $462.0 million

•     Normalized FFO per share increased 19.3% to $2.41

•     AFFO available to common stockholders increased 68.9% to $463.1 million

•     AFFO per share increased 17.0% to $2.41

•     Same store rents increased 1.4% to $435.2 million

•                  Invested $1.5 billion in 459 new properties and properties under development or expansion (excluding ARCT)

•                  Closed on the $3.2 billion acquisition of ARCT, successfully integrating 515 properties into the company’s property portfolio

•                  Including ARCT acquisition, invested $4.7 billion in 974 properties

•                  Raised gross proceeds of $3.94 billion to fund 2013 real estate acquisitions, ARCT acquisition, and repay borrowings under the credit facility

•     Dividends paid per common share increased 21.2%

•     Paid the 521st consecutive monthly dividend in December 2013

Financial Results

Revenue

Revenue, for the quarter ended December 31, 2013, increased 62.4% to $215.7 million as compared to $132.8 million, for the same quarter in 2012. Revenue for 2013 increased 61.2% to $778.4 million as compared to $482.8 million for 2012.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended December 31, 2013, was $53.9 million as compared to $28.5 million for the same quarter in 2012. Net income per share, for the quarter ended December 31, 2013, was $0.26 as compared to $0.21, for the same quarter in 2012.

Net income available to common stockholders, in 2013, was $203.6 million as compared to $114.5 million for 2012. Net income per share, in 2013, was $1.06 as compared to $0.86 for 2012.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income and period to period comparisons.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended December 31, 2013, increased 73.9% to $124.5 million as compared to $71.6 million for the same quarter in 2012. FFO per share, for the quarter ended December 31, 2013, increased 13.0% to $0.61 as compared to $0.54, for the same quarter in 2012.

FFO, in 2013, increased 72.1% to $449.0 million as compared to $260.9 million for the same period in 2012. FFO per share, in 2013, increased 19.4% to $2.34 as compared to $1.96 for 2012.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back ARCT merger-related costs, for the quarter ended December 31, 2013, increased 68.4% to $124.6 million as compared to $74.0 million, for the same quarter in 2012. Normalized FFO per share, for the quarter ended December 31, 2013, increased 8.9% to $0.61 as compared to $0.56, for the same quarter in 2012.

Normalized FFO, in 2013, increased 71.9% to $462.0 million as compared to $268.8 million for 2012. Normalized FFO per share, in 2013, increased 19.3% to $2.41 as compared to $2.02 for 2012.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended December 31, 2013, increased 72.4% to $125.7 million as compared to $72.9 million, for the same quarter in 2012. AFFO per share, for the quarter ended December 31, 2013, increased 12.7% to $0.62 as compared to $0.55, for the same quarter in 2012.

AFFO, in 2013, increased 68.9% to $463.1 million as compared to $274.2 million for 2012. AFFO per share, for 2013, increased 17.0% to $2.41 as compared to $2.06 for 2012.

The company considers FFO, normalized FFO, and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back merger-related costs for the acquisition of ARCT. AFFO further adjusts Normalized FFO for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. See the reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page seven.

Dividend Information

In December 2013, Realty Income announced the 65th consecutive quarterly dividend increase, which is the 74th increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of December 31, 2013, was approximately $2.186 per share. The amount of monthly dividends paid per share increased 21.2% to $2.147 in 2013 compared to $1.772 per share in 2012. In addition, through December 31, 2013, the company has paid 521 consecutive monthly dividends and over $2.7 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of December 31, 2013, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 3,896 properties located in 49 states and Puerto Rico, leased to 205 commercial tenants doing business in 47 industries.

The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 10.8 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2013, portfolio occupancy was 98.2% with 70 properties available for lease out of a total of 3,896 properties in the portfolio, as compared to 97.2% portfolio occupancy, or 84 properties available for lease, as of December 31, 2012.

Rent Increases

During the quarter ended December 31, 2013, same store rents, on 2,338 properties under lease, increased 1.8% to $110.0 million, as compared to $108.1 million for the same quarter in 2012. During 2013, same store rents, on 2,338 properties under lease, increased 1.4% to $435.2 million, as compared to $429.0 million for 2012.

Property Acquisitions

During the fourth quarter of 2013, Realty Income invested $145.3 million in 66 new properties, and properties under development or expansion, located in 28 states. These properties are 100% leased with a weighted average lease term of approximately 12.5 years and an initial average lease yield of 7.3%. The tenants occupying the new properties operate in 16 industries, and the property types consist of 80% retail, 12% office, and 8% industrial and distribution, based on rental revenue.

During 2013, Realty Income invested approximately $1.5 billion in 459 new properties and properties under development or expansion. The new properties are located in 40 states and are 100% leased with an average lease term of approximately 14 years and an initial average lease yield of 7.1%. Approximately 65% of the revenue generated from the 2013 acquisitions is from investment grade tenants. The tenants occupying the new properties operate in 23 industries, and the property types consist of 84% retail, 9% office, 5% industrial and distribution, and 2% manufacturing, based on rental revenue. These properties are in addition to the $3.2 billion acquisition of 515 properties added to the company’s real estate portfolio upon the closing of the ARCT transaction during the first quarter of 2013. The combined real estate acquisitions in 2013 were $4.7 billion invested in 974 new properties and properties under development or expansion.

Realty Income maintains a $1.5 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of December 31, 2013, $1.37 billion was available on the credit facility to fund additional acquisitions.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program. During the quarter ended December 31, 2013, Realty Income sold 22 properties for $28.0 million, with a gain on sales of $14.3 million, as compared to 14 properties sold for $16.3 million, with a gain on sales of $1.2 million, during the same quarter in 2012. During 2013, Realty Income sold 75 properties for $134.2 million, with a gain on sales of $64.7 million, as compared to 44 properties sold for $50.6 million, with a gain on sales of $9.9 million, during 2012.

Other Quarterly Activities

Expansion of Unsecured Credit Facility

On October 29, 2013, Realty Income announced the expansion of the company’s unsecured acquisition credit facility to $1.5 billion from $1.0 billion. The company exercised the $500 million accordion expansion of the existing credit facility with its current bank lending group. All other material business terms of the credit facility remain unchanged. As of December 31, 2013, the company had borrowing capacity of approximately $1.37 billion available on the facility.

Issued 9.775 Million Shares In An Upsized Common Share Offering

On October 25, 2013, Realty Income issued 9.775 million common shares priced at $40.63 per share. Net proceeds of approximately $378 million were used to repay a portion of the borrowings under the company’s acquisition credit facility.

Realty Income Names Sumit Roy as Chief Investment Officer

On October 16, 2013, Realty Income announced that Sumit Roy assumed the position of Chief Investment Officer.

Direct Stock Purchase and Dividend Reinvestment Plan Activities

During the fourth quarter of 2013, Realty Income issued 1,359,164 common shares via its Stock Plan at an average price of $39.36 per share. The Plan generated gross proceeds of $52.0 million during the quarter. For 2013, the company issued 1,449,139 common shares via the Stock Plan, at an average price of $43.04 per share, raising gross proceeds of $55.9 million.

CEO Comments on Operating Results

Commenting on Realty Income’s results and real estate operations, Chief Executive Officer, John P. Case said, “We are pleased to report record results for the fourth quarter and for 2013. Revenue significantly increased to over $778 million in 2013, contributing to a 19.3% increase in normalized FFO per share, to $2.41, and a 17% increase in AFFO per share, to $2.41. Record earnings growth also allowed us to increase the dividends paid per share to our shareholders in 2013 by 21.2%, the largest increase in the company’s history. Additionally, our existing portfolio of 3,896 properties continues to perform well with occupancy increasing to 98.2% at the end of 2013, as compared to 97.2% at the end of 2012. We also realized same store rent increases of 1.8% for the fourth quarter, and 1.4% for 2013.

“We completed $1.5 billion in acquisitions for 2013, of which $145.3 million were closed during the fourth quarter. The weighted average remaining lease term of the properties acquired in 2013 was 14 years, and 84% of the acquisitions were retail properties. Including our acquisition of American Realty Capital Trust in January 2013, we invested approximately $4.7 billion in real estate, the highest level of acquisitions in the company’s 45-year history. We funded the 2013 acquisitions by issuing $3.2 billion of common stock, $820 million in unsecured notes with an average maturity of 10 years, and assuming approximately $630 million of existing debt.

We also expanded our unsecured credit facility to $1.5 billion from $1.0 billion, providing us with additional liquidity to fund acquisitions. We are currently anticipating approximately $1.2 billion in acquisitions for 2014. As of February 12, 2014, we have borrowing capacity of approximately $917 million on the credit facility to fund additional property investment activities.”

FFO and AFFO Commentary

Realty Income’s FFO and AFFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO and AFFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, lease rollovers, the general real estate market, and the economy.

2014 Earnings Estimates

FFO per share for 2014 should range from $2.53 to $2.58 per share, an increase of 5% to 7% over 2013 FFO per share of $2.41. FFO per share for 2014 is based on a net income per share range of $0.84 to $0.89, plus estimated real estate depreciation of $1.76 per share, and reduced by potential estimated gains on sales of investment properties of $0.07 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2014 should range from $2.53 to $2.58 per share, an increase of 5% to 7% over the 2013 AFFO per diluted share of $2.41. AFFO further adjusts FFO for unique revenue and expense items, which are not as pertinent to the measurement of the company’s ongoing operating performance.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of December 31, 2013, the company had paid 521 consecutive monthly dividends throughout its 45-year operating history. The monthly income is supported by the cash flows from over 3,800 properties owned under long-term lease agreements with 205 leading regional and national commercial tenants. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Media Contact:

Tere H. Miller, Vice President

Investor Relations & Corporation Communications

(760) 741-2111, x1177

CONSOLIDATED STATEMENTS OF INCOME

For the three months and years ended December 31, 2013 and 2012

(dollars in thousands, except per share amounts - unaudited)

	Three months	Three months	Year	Year
	Ended 12/31/13	Ended 12/31/12	Ended 12/31/13	Ended 12/31/12
REVENUE
Rental	$204,828	$127,777	$747,570	$466,498
Tenant reimbursements	9,325	4,507	24,944	14,619
Other	1,547	519	5,861	1,730

Total revenue	215,700	132,803	778,375	482,847

EXPENSES
Depreciation and amortization	85,245	41,755	306,577	147,323
Interest	50,645	35,065	180,916	122,542
General and administrative	16,511	10,223	56,827	37,998
Property (including reimbursable)	13,056	6,053	38,838	21,297
Income taxes	670	215	2,734	1,430
Merger-related costs	138	2,404	13,013	7,899
Provisions for impairment	-	3,639	290	3,639

Total expenses	166,265	99,354	599,195	342,128

Income from continuing operations	49,435	33,449	179,180	140,719
Income from discontinued operations	15,199	5,575	67,103	18,433

Net income	64,634	39,024	246,283	159,152

Net income attributable to noncontrolling interests	(298)	-	(719)	-

Net income attributable to the Company	64,336	39,024	245,564	159,152
Preferred stock dividends	(10,482)	(10,482)	(41,930)	(40,918)
Excess of redemption value over carrying value of
preferred shares redeemed	-	-	-	(3,696)

Net income available to common stockholders	$53,854	$28,542	$203,634	$114,538

Funds from operations available to
common stockholders (FFO)	$124,492	$71,579	$449,017	$260,862
Normalized funds from operations available to
common stockholders (normalized FFO)	$124,630	$73,983	$462,030	$268,761
Adjusted funds from operations available to
common stockholders (AFFO)	$125,700	$72,892	$463,139	$274,183

Per share information for common stockholders:
Income from continuing operations,
basic and diluted	$0.19	$0.17	$0.71	$0.72
Net income, basic and diluted	$0.26	$0.21	$1.06	$0.86
FFO, basic and diluted	$0.61	$0.54	$2.34	$1.96
Normalized FFO, basic and diluted	$0.61	$0.56	$2.41	$2.02
AFFO:
Basic	$0.62	$0.55	$2.42	$2.06
Diluted	$0.62	$0.55	$2.41	$2.06

Cash dividends paid per common share	$0.546	$0.454	$2.147	$1.772

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three months	Three months	Year	Year
	Ended 12/31/13	Ended 12/31/12	Ended 12/31/13	Ended 12/31/12

Net income available to common stockholders	$53,854	$28,542	$203,634	$114,538
Depreciation and amortization:
Continuing operations	85,245	41,755	306,577	147,323
Discontinued operations	84	730	1,818	3,984
Depreciation allocated to noncontrolling interest	(329)	-	(1,009)	-
Depreciation of furniture, fixtures and equipment	(86)	(57)	(288)	(249)
Provisions for impairment on investment properties	-	4,472	3,028	5,139
Gain on sale of investment properties,
discontinued operations	(14,276)	(3,863)	(64,743)	(9,873)
FFO available to common stockholders	124,492	71,579	449,017	260,862
Merger-related costs	138	2,404	13,013	7,899
Normalized FFO available to common stockholders	$124,630	$73,983	$462,030	$268,761

FFO per common share, basic and diluted	$0.61	$0.54	$2.34	$1.96

Normalized FFO per common share,
basic and diluted	$0.61	$0.56	$2.41	$2.02

Distributions paid to common stockholders	$110,678	$60,629	$409,222	$236,348

Normalized FFO in excess of distributions paid to
common stockholders	$13,952	$13,354	$52,808	$32,413

Weighted average number of common shares
used for computation per share:
Basic	203,303,124	132,846,497	191,754,857	132,817,472
Diluted	203,326,838	132,979,552	191,781,622	132,884,933

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the ARCT merger-related costs.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three months	Three months	Year	Year
	Ended 12/31/13	Ended 12/31/12	Ended 12/31/13	Ended 12/31/12
Net income available to common stockholders	$53,854	$28,542	$203,634	$114,538
Cumulative adjustments to calculate normalized FFO (1)	70,776	45,441	258,396	154,223
Normalized FFO available to common stockholders	124,630	73,983	462,030	268,761
Amortization of share-based compensation	6,550	2,221	20,785	10,001
Amortization of deferred financing costs (2)	1,219	948	4,436	2,786
Provisions for impairment on Crest properties	308	—	308	—
Excess of redemption value over carrying value
of Class D preferred share redemption	—	—	—	3,696
Amortization of net mortgage premiums	(2,522)	(387)	(9,481)	(665)
(Gain) loss on interest rate swaps	(188)	(18)	(878)	56
Capitalized leasing costs and commissions	(137)	(401)	(1,280)	(1,619)
Capitalized building improvements	(2,468)	(1,652)	(7,227)	(4,935)
Straight-line rent	(3,631)	(2,128)	(13,742)	(5,674)
Amortization of above and below-market lease	1,939	326	8,188	1,776
Total AFFO available to common stockholders	$125,700	$72,892	$463,139	$274,183
AFFO per common share:
Basic	$0.62	$0.55	$2.42	$2.06
Diluted	$0.62	$0.55	$2.41	$2.06

Distributions paid to common stockholders	$110,678	$60,629	$409,222	$236,348

AFFO in excess of distributions paid to
common stockholders	$15,022	$12,263	$53,917	$37,835

(1)   See FFO and normalized FFO calculation above for reconciling items.

(2)        Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011, October 2012 and July 2013. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable and the issuance of our term loan. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended December 31,	2013	2012	2011	2010	2009

Net income available to common stockholders	$53,854	$28,542	$34,941	$31,814	$29,268
Depreciation and amortization	84,914	42,428	34,314	25,045	22,916
Provisions for impairment on investment properties	-	4,472	27	42	110
Gain on sales of investment properties	(14,276)	(3,863)	(1,205)	(4,392)	(3,809)

FFO	124,492	71,579	68,077	52,509	48,485
Merger-related costs	138	2,404	-	-	-
Normalized FFO	$124,630	$73,983	$68,077	$52,509	$48,485

Normalized FFO per diluted share	$0.61	$0.56	$0.51	$0.47	$0.47

AFFO	$125,700	$72,892	$68,524	$53,327	$48,622

AFFO per diluted share	$0.62	$0.55	$0.52	$0.48	$0.47

Cash dividends paid per share	$0.546	$0.454	$0.436	$0.432	$0.428
Weighted average diluted shares outstanding	203,326,838	132,979,552	132,609,319	112,067,874	103,491,891

For the year ended December 31,	2013	2012	2011	2010	2009

Net income available to common stockholders	$203,634	$114,538	$132,779	$106,531	$106,874
Depreciation and amortization	307,098	151,058	121,941	95,858	91,629
Provisions for impairment on investment properties	3,028	5,139	405	213	110
Gain on sales of investment properties	(64,743)	(9,873)	(5,733)	(8,676)	(8,059)

FFO	449,017	260,862	249,392	193,926	190,554
Merger-related costs	13,013	7,899	-	-	-
Normalized FFO	$462,030	$268,761	$249,392	$193,926	$190,554

Normalized FFO per diluted share	$2.41	$2.02	$1.98	$1.83	$1.84

AFFO	$463,139	$274,183	$253,372	$197,256	$192,739

AFFO per diluted share	$2.41	$2.06	$2.01	$1.86	$1.86

Cash dividends paid per share	$2.147	$1.772	$1.737	$1.722	$1.707

Weighted average diluted shares outstanding	191,781,622	132,884,933	126,189,399	105,942,721	103,581,053

REALTY INCOME CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and 2012

(dollars in thousands, except per share data)

	2013	2012
ASSETS
Real estate, at cost:
Land	$2,791,147	$1,999,820
Buildings and improvements	7,108,328	3,920,865
Total real estate, at cost	9,899,475	5,920,685
Less accumulated depreciation and amortization	(1,114,888)	(897,767)
Net real estate held for investment	8,784,587	5,022,918
Real estate held for sale, net	12,022	19,219
Net real estate	8,796,609	5,042,137
Cash and cash equivalents	10,257	5,248
Accounts receivable, net	39,323	21,659
Acquired lease intangible assets, net	935,459	242,125
Goodwill	15,660	16,945
Other assets, net	127,133	101,234
Total assets	$9,924,441	$5,429,348

LIABILITIES AND EQUITY
Distributions payable	$41,452	$23,745
Accounts payable and accrued expenses	102,511	70,426
Acquired lease intangible liabilities, net	148,250	26,471
Other liabilities	44,030	26,059
Lines of credit payable	128,000	158,000
Term loan	70,000	-
Mortgages payable, net	783,360	175,868
Notes payable, net	3,185,480	2,535,985
Total liabilities	4,503,083	3,016,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized and 25,150,000 shares issued and outstanding as of December 31, 2013 and December 31, 2012	609,363	609,363
Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 207,485,073 shares issued and outstanding as of December 31, 2013 and 133,452,411 shares issued and outstanding at December 31, 2012	5,767,878	2,572,092
Distributions in excess of net income	(991,794)	(768,661)
Total stockholders’ equity	5,385,447	2,412,794
Noncontrolling interests	35,911	-
Total equity	5,421,358	2,412,794
Total liabilities and equity	$9,924,441	$5,429,348

Realty Income Performance vs. Major Stock Indices

				Equity									NASDAQ
	Realty Income			REIT Index (1)			DJIA			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	yield	return (2)		yield	return (3)		yield	return (3)		yield	return (3)		yield	return (4)

10/18 to 12/31/1994	10.5%	10.8%		7.7%	0.0%		2.9%	(1.6%	)	2.9%	(1.2%	)	0.5%	(1.7%	)
1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
2013	5.8%	(1.8%	)	3.9%	2.9%		2.3%	29.6%		2.0%	32.4%		1.4%	38.3%

Compounded Average Annual Total Return (5)		16.3%			10.6%			10.3%			9.5%			9.2%

Note:   All of these dividend yields are calculated as annualized dividends based on the last dividend paid in applicable time period divided by the closing price as of period end.  Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream / Thomson Financial.

(1)       FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)       Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.

(3)       Includes reinvestment of dividends.  Source:  NAREIT website and Factset.

(4)       Price only index, does not include dividends.  Source:  Factset.

(5)       All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through December 31, 2013, and (except for NASDAQ) assuming reinvestment of dividends. Past Performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of December 31, 2013 (dollars in thousands):

		Approximate	Rental Revenue for		Percentage of
	Number of	Leasable	the Quarter Ended		Rental
Property Type	Properties	Square Feet	December 31, 2013	(1)	Revenue
Retail	3,747	39,979,700	$158,804		77.4%
Industrial and distribution	79	15,661,100	22,374		10.9
Office	42	3,104,400	13,450		6.6
Manufacturing	13	3,715,200	5,254		2.6
Agriculture	15	184,500	5,202		2.5

Totals	3,896	62,644,900	$205,084		100.0%

(1)

Includes rental revenue for all properties owned by Realty Income at December 31, 2013, including revenue from properties reclassified as discontinued operations of $279. Excludes revenue of $23 from properties owned by Crest.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at December 31, 2013 include the following:

FedEx	5.2%	Dollar General	2.4%
Walgreens	5.0%	Rite Aid	2.2%
Family Dollar	4.8%	Regal Cinemas	2.1%
LA Fitness	4.3%	CVS Pharmacy	2.1%
AMC Theatres	3.1%	The Pantry	1.8%
Diageo	2.9%	Circle K	1.7%
BJ’s Wholesale Clubs	2.9%	Walmart/Sam’s Club	1.6%
Northern Tier Energy/Super America	2.5%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	December 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2013	2012	2011	2010	2009	2008
Retail industries
Apparel stores	1.7%	1.9%	1.7%	1.4%	1.2%	1.1%	1.1%
Automotive collision services	0.8	0.8	1.1	0.9	1.0	1.1	1.0
Automotive parts	1.4	1.2	1.0	1.2	1.4	1.5	1.6
Automotive service	1.9	2.1	3.1	3.7	4.7	4.8	4.8
Automotive tire services	3.3	3.6	4.7	5.6	6.4	6.9	6.7
Book stores	*	*	0.1	0.1	0.1	0.2	0.2
Child care	2.5	2.8	4.5	5.2	6.5	7.3	7.6
Consumer electronics	0.3	0.3	0.5	0.5	0.6	0.7	0.8
Convenience stores	10.6	11.2	16.3	18.5	17.1	16.9	15.8
Crafts and novelties	0.5	0.5	0.3	0.2	0.3	0.3	0.3
Dollar stores	7.1	6.2	2.2	-	-	-	-
Drug stores	9.7	8.1	3.5	3.8	4.1	4.3	4.1
Education	0.4	0.4	0.7	0.7	0.8	0.9	0.8
Entertainment	0.6	0.6	0.9	1.0	1.2	1.3	1.2
Equipment services	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Financial services	1.4	1.5	0.2	0.2	0.2	0.2	0.2
General merchandise	1.2	1.1	0.6	0.6	0.8	0.8	0.8
Grocery stores	2.8	2.9	3.7	1.6	0.9	0.7	0.7
Health and fitness	6.8	6.3	6.8	6.4	6.9	5.9	5.6
Health care	1.0	1.1	-	-	-	-	-
Home furnishings	0.8	0.9	1.0	1.1	1.3	1.3	2.4
Home improvement	1.5	1.6	1.5	1.7	2.0	2.2	2.1
Jewelry	0.1	0.1	-	-	-	-	-
Motor vehicle dealerships	1.6	1.6	2.1	2.2	2.6	2.7	3.2
Office supplies	0.4	0.5	0.8	0.9	0.9	1.0	1.0
Pet supplies and services	0.8	0.8	0.6	0.7	0.9	0.9	0.8
Restaurants - casual dining	4.7	5.1	7.3	10.9	13.4	13.7	14.3
Restaurants - quick service	4.3	4.4	5.9	6.6	7.7	8.3	8.2
Shoe stores	0.1	0.1	0.1	0.2	0.1	-	-
Sporting goods	1.6	1.7	2.5	2.7	2.7	2.6	2.3
Theaters	5.6	6.2	9.4	8.8	8.9	9.2	9.0
Transportation services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Wholesale clubs	4.3	3.9	3.2	0.7	-	-	-
Other	*	0.1	0.1	0.1	0.3	1.1	1.2
Retail industries	80.0%	79.8%	86.7%	88.6%	95.4%	98.3%	98.2%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	December 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2013	2012	2011	2010	2009	2008
Non-retail industries
Aerospace	1.3	1.2	0.9	0.5	-	-	-
Beverages	3.0	3.3	5.1	5.6	3.0	-	-
Consumer appliances	0.6	0.6	0.1	-	-	-	-
Consumer goods	1.0	1.0	0.1	-	-	-	-
Crafts and novelties	0.1	0.1	-	-	-	-	-
Diversified industrial	0.2	0.2	0.1	-	-	-	-
Electric Utilities	0.1	*	-	-	-	-	-
Equipment services	0.5	0.4	0.3	0.2	-	-	-
Financial services	0.5	0.5	0.4	0.3	-	-	-
Food processing	1.4	1.5	1.3	0.7	-	-	-
Government services	1.3	1.4	0.1	0.1	0.1	0.1	-
Health care	0.8	0.8	*	*	-	-	-
Home furnishings	0.2	0.2	-	-	-	-	-
Insurance	0.1	0.1	*	-	-	-	-
Machinery	0.2	0.2	0.1	-	-	-	-
Other manufacturing	0.6	0.6	-	-	-	-	-
Packaging	0.9	0.9	0.7	0.4	-	-	-
Paper	0.1	0.2	0.1	0.1	-	-	-
Shoe stores	0.8	0.9	-	-	-	-	-
Telecommunications	0.6	0.7	0.8	0.7	-	-	-
Transportation services	5.3	5.3	2.2	1.6	-	-	-
Other	0.4	0.1	1.0	1.2	1.5	1.6	1.8
Non-retail industries	20.0%	20.2%	13.3%	11.4%	4.6%	1.7%	1.8%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*          Less than 0.1%

(1)      Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 3,807 net leased, single-tenant properties as of December 31, 2013 (dollars in thousands):

Total Portfolio							Initial Expirations(3)			Subsequent Expirations(4)
				Rental				Rental			Rental
				Revenue				Revenue			Revenue
				for the				for the			for the
				Quarter		% of		Quarter	% of		Quarter	% of
	Number		Approx.	Ended		Total	Number	Ended	Total	Number	Ended	Total
	of Leases		Leasable	Dec 31,		Rental	of Leases	Dec 31,	Rental	of Leases	Dec 31,	Rental
Year	Expiring	(1)	Sq. Feet	2013	(2)	Revenue	Expiring	2013	Revenue	Expiring	2013	Revenue

2014	157		1,116,500	$4,005		2.0%	56	$1,960	1.0%	101	$2,045	1.0%
2015	174		961,500	4,111		2.0	67	1,808	0.9	107	2,303	1.1
2016	200		1,214,900	4,618		2.3	121	2,807	1.4	79	1,811	0.9
2017	177		2,038,400	6,058		3.0	46	3,052	1.5	131	3,006	1.5
2018	278		3,621,900	11,276		5.6	162	7,920	3.9	116	3,356	1.7
2019	193		3,017,500	10,496		5.1	161	9,599	4.7	32	897	0.4
2020	110		3,404,600	8,844		4.4	99	8,468	4.2	11	376	0.2
2021	189		5,314,200	13,616		6.7	181	13,105	6.4	8	511	0.3
2022	224		7,270,400	14,508		7.2	216	14,273	7.1	8	235	0.1
2023	355		6,133,200	19,731		9.7	342	19,076	9.4	13	655	0.3
2024	140		2,105,200	7,016		3.5	140	7,016	3.5	-	-	-
2025	288		3,734,800	16,633		8.3	283	16,510	8.2	5	123	0.1
2026	231		3,396,200	12,133		6.0	228	12,049	6.0	3	84	*
2027	443		4,177,700	14,591		7.2	441	14,551	7.2	2	40	*
2028	283		5,758,000	15,911		7.8	281	15,858	7.8	2	53	*
2029 - 2043	365		7,951,300	38,832		19.2	358	38,652	19.1	7	180	0.1

Totals	3,807		61,216,300	$202,379		100.0%	3,182	$186,704	92.3%	625	$15,675	7.7%

*          Less than 0.1%

(1)       Excludes 19 multi-tenant properties and 70 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)       Includes rental revenue of $279 from properties reclassified as discontinued operations and excludes revenue of $2,705 from 19 multi-tenant properties and from 70 vacant and unleased properties at December 31, 2013.  Excludes revenue of $23 from properties owned by Crest.

(3)       Represents leases to the initial tenant of the property that are expiring for the first time.

(4)       Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of December 31, 2013 (dollars in thousands):

			Approximate	Rental Revenue for		Percentage of
	Number of	Percent	Leasable	the Quarter Ended		Rental
State	Properties	Leased	Square Feet	December 31, 2013	(1)	Revenue
Alabama	104	97%	791,800	$2,846		1.4%
Alaska	2	100	128,500	307		0.1
Arizona	110	96	1,187,400	5,510		2.7
Arkansas	36	94	619,200	1,180		0.6
California	161	99	4,705,200	22,672		11.1
Colorado	69	99	792,100	2,969		1.4
Connecticut	22	95	462,100	2,071		1.0
Delaware	16	100	29,500	418		0.2
Florida	279	99	2,951,000	12,029		5.9
Georgia	209	97	2,689,400	8,368		4.1
Hawaii	--	--	--	--		--
Idaho	13	100	91,800	456		0.2
Illinois	155	100	4,215,700	12,244		6.0
Indiana	100	98	1,055,400	4,954		2.4
Iowa	35	97	2,751,700	3,301		1.6
Kansas	76	99	1,583,300	3,370		1.6
Kentucky	45	98	808,700	2,920		1.4
Louisiana	75	97	836,700	2,456		1.2
Maine	9	100	126,400	837		0.4
Maryland	32	100	654,100	3,711		1.8
Massachusetts	82	96	728,200	3,205		1.6
Michigan	103	98	938,600	3,229		1.6
Minnesota	155	100	1,153,300	7,416		3.6
Mississippi	96	97	1,307,200	3,177		1.5
Missouri	122	98	2,307,000	7,343		3.6
Montana	2	50	30,000	13		*
Nebraska	30	100	660,200	1,296		0.6
Nevada	22	100	413,000	1,279		0.6
New Hampshire	18	100	290,900	1,224		0.6
New Jersey	62	98	452,700	2,608		1.3
New Mexico	24	100	184,600	589		0.3
New York	81	95	2,007,900	10,153		5.0
North Carolina	129	99	1,259,300	4,795		2.3
North Dakota	7	100	66,000	138		0.1
Ohio	200	98	4,795,700	11,294		5.5
Oklahoma	112	100	1,467,200	3,601		1.8
Oregon	24	100	455,200	1,620		0.8
Pennsylvania	147	99	1,745,400	6,957		3.4
Rhode Island	3	100	21,300	107		*
South Carolina	127	98	897,500	4,140		2.0
South Dakota	11	100	133,500	244		0.1
Tennessee	156	97	2,653,200	5,145		2.5
Texas	393	98	6,760,200	19,493		9.5
Utah	13	100	749,000	1,326		0.6
Vermont	6	100	100,700	522		0.3
Virginia	127	97	2,531,900	6,465		3.2
Washington	38	100	415,300	1,609		0.8
West Virginia	12	100	261,200	883		0.4
Wisconsin	39	95	1,329,300	2,382		1.2
Wyoming	3	100	21,100	63		*
Puerto Rico	4	100	28,300	149		0.1
Totals\Average	3,896	98%	62,644,900	$205,084		100.0%

*  Less than 0.1%

(1)    Includes rental revenue for all properties owned by Realty Income at December 31, 2013, including revenue from properties reclassified as discontinued operations of $279.  Excludes revenue of $23 from properties owned by Crest.